Exhibit 1

                            SECOND AMENDMENT

                                   TO

                           ADVISORY AGREEMENT


               This Second amendment, dated May 10, 1993, to the Advisory Agreement between Prudential Realty Trust ("Trust") and The Prudential Realty Advisors, Inc. ("Advisor"), dated as of August 29, 1985, as amended May 14, 1987 ("Advisory Agreement").

               WHEREAS, Section 2 of the Advisory Agreement sets forth the duties of the Advisor, and

               WHEREAS, the Trust and the Advisor desire to amend the Advisory Agreement by restating in its entirety subsection (1) of Section 2 of the Advisory Agreement which provides for the authorization and execution of certain leases on behalf of the Trust by either the Advisor or an affiliate of the Advisor.

               NOW THEREFORE, the Trust and Advisory hereby agree as follows:


               Section 2 (1) of the Advisory Agreement shall be amended in its entirety as follows:

               (1) have the authority and execute on behalf of the Trust either directly or through its affiliate, The Prudential Realty Group, a division of the Prudential Investment Corporation, leases of space owned by the Trust provided that:

                    (i)  Any lease to The Prudential Insurance
                              Company of America, or any affiliate thereof, may not be authorized pursuant hereto.


                    (ii)      Only persons of Director (Level 52)
                              or equivalent rank or higher may authorize or execute any leases on behalf of the Trust.


                    (iii)     A Director (Level 52) may not
                              authorize leases in excess of 30,000 square feet or having a term (including renewals) in excess of 10 years.


                    (iv)      A Vice President (Level 54) may not
                              authorize leases in excess of 75,000 square feet or having a term (including renewals) in excess of 15 years.

                    (v)       A Senior Vice President or other
                              person at Level 56 or higher rank may not authorize leases in excess of 250,000 square feet or having a term (including renewals) in excess of 30 years.


                    (vi)      Any lease in excess of 25,000
                              square feet or with a primary term in excess of 7 years must also be approved by an officer of the Trust.

                    (vii)     Regardless of the square footage or
                              term, any single lease involving the entire square footage of Maple Plaza I or Maple Plaza II must be authorized by a majority of the Trustees.

                    (viii)    At each quarterly meeting of the
                              Trustees of the Trust, the Advisor shall report to the Trustees, in summary fashion, all leases authorized since the period covered by the last report up to and including the period ending two weeks prior to the making of the current report.


               IN WITNESS WHEREOF, each of the Trust and the Advisor has caused this Second Amendment to be executed and delivered on its behalf as of the day first above written.


                                   PRUDENTIAL REALTY TRUST


                                   By: /s/ Joseph M. Selzer
                                           Joseph M. Selzer,
                                           Trustee


                                   THE PRUDENTIAL REALTY
                                   ADVISORS, INC.


                                   By: /s/ Brian J. Strum
                                           Brian J. Strum